Exhibit "23.6"

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Chell Group Corporation
Toronto, Ontario

      We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1/A, of our report included herein dated January 25, 2001, relating to the audited financial statements of cDemo, Inc., and our report included herein dated January 25, 2001 relating to the audited financial statements of eSupplies (Alberta) Ltd.

                                        LAZAR LEVINE & FELIX LLP

New York, NY
February 22, 2001